Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-189276 and 333-214532 on Form S-8 of Coty Inc., of our report dated March 20, 2017, relating to the consolidated financial statements of Younique, LLC and subsidiaries as of December 31, 2016 and for the year ended December 31, 2016, which appears in this Current Report on Form 8-K/A of Coty Inc. dated April 12, 2017.

/s/ Squire & Company, PC

Orem, Utah

April 12, 2017

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